Exhibit 10.18

Schedule 5
To Supplemental Trucking Services Letter Agreement

Delivery of Crude Oil to Donnybrook, ND Rail Loading Facility

1.
Scope: TLO shall gather crude oil from production facilities in North Dakota and Montana and deliver it by truck to a unit car rail loading facility at the intersection of Highway 52 and 380 Street NW in Donnybrook, North Dakota, 58734 (the “Donnybrook Rail Facility”).

2.	Rate: The rate for trucking services related to deliveries of crude oil to the Donnybrook Rail Facility hereunder shall be $3.80/bbl.

3.
Commitment: There shall be no minimum volume commitment, provided that TLO may require that each cargo be of sufficient size to schedule a full truck delivery to the Donnybrook Rail Facility. Volumes transported to the Donnybrook Rail Facility shall be supplemental to the Minimum Volume Commitment in the Trucking Agreement and shall be credited toward the Minimum Volume Commitment.

4.	Term: Effective as of December 1, 2011 for an initial term of one month and from month to month thereafter until terminated by either Party on 30 days notice.

5.	Special Provisions: None.

ACCEPTED AND AGREED:

TESORO LOGISTICS OPERATIONS LLC

/s/ PHILLIP M. ANDERSON
By: Phillip M. Anderson
President

TESORO REFINING AND MARKETING COMPANY

/s/ RALPH J. GRIMMER
By: Ralph J. Grimmer
Vice President, Logistics